As filed with the Securities and Exchange Commission on November 16, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	51-0323571
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of Principal Executive Offices)	(Zip Code)

MicroStrategy Incorporated

2013 Stock Incentive Plan, as amended

(Full title of the plan)

W. Ming Shao

Senior Executive Vice President & General Counsel and Secretary

MicroStrategy Incorporated

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

(Name and address of agent for service)

(703) 848-8600

(Telephone number, including area code, of agent for service)

Copy to:

Thomas S. Ward, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.001 per share	800,000 shares(2)	$127.41(3)	$101,928,312.50(3)	$12,353.72

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Represents additional shares of the registrant’s Class A Common Stock authorized for issuance under the MicroStrategy Incorporated 2013 Stock Incentive Plan, as amended (the “2013 Plan”), pursuant to amendments that were approved by the registrant’s stockholders.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated on the basis of (a) $128.16, the weighted average exercise price of the 206,250 shares subject to awards previously granted under the 2013 Plan, at prices ranging from $121.71 to $134.21, and (b) $127.15, the average of the high and low sale prices of the registrant’s Class A Common Stock as reported on the NASDAQ Global Select Market on November 12, 2018, with respect to the 593,750 shares issuable under the 2013 Plan that are not subject to previously granted awards.

EXPLANATORY NOTE

The registrant is filing this Registration Statement on Form S-8 to register an additional 800,000 shares of the registrant’s Class A Common Stock authorized for issuance under the 2013 Plan, pursuant to amendments that were approved by the registrant’s stockholders. The registrant filed a Registration Statement on Form S-8 (File No. 333-197645) with the Securities and Exchange Commission (the “SEC”) with respect to 1,500,000 shares of the Class A Common Stock authorized for issuance under the 2013 Plan on July 25, 2014 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, which is effective, are incorporated by reference into this Registration Statement to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Second Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 000-24435)).

4.2	Amended and Restated By-Laws of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 30, 2015 (File No. 000-24435)).

4.3	Form of Certificate of Class A Common Stock of the registrant (incorporated herein by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (File No. 000-24435)).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	MicroStrategy Incorporated 2013 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2013 (File No. 000-24435)).

99.2	Amendment No. 1 to the MicroStrategy Incorporated 2013 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 28, 2014 (File No. 000-24435)).

99.3	Amendment No. 2 to the MicroStrategy Incorporated 2013 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.3 to the registrant’s Registration Statement on Form S-8 filed with the SEC on July 25, 2014 (File No. 333-197645)).

99.4	Amendment No. 3 to the MicroStrategy Incorporated 2013 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 26, 2015 (File No. 000-24435)).

99.5	Amendment No. 4 to the MicroStrategy Incorporated 2013 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 (File No. 000-24435)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons Corner, Commonwealth of Virginia, on this 16th day of November, 2018.

MICROSTRATEGY INCORPORATED

By:	/s/ Phong Q. Le
Phong Q. Le
Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of MicroStrategy Incorporated, hereby severally constitute and appoint Phong Q. Le and W. Ming Shao, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as an officer and director to enable MicroStrategy Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Saylor Michael J. Saylor	Chairman of the Board of Directors, President & Chief Executive Officer (Principal Executive Officer)	November 16, 2018

/s/ Phong Q. Le Phong Q. Le	Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer (Principal Financial and Accounting Officer)	November 16, 2018

/s/ Stephen X. Graham Stephen X. Graham	Director	November 16, 2018

/s/ Jarrod M. Patten Jarrod M. Patten	Director	November 16, 2018

/s/ Leslie J. Rechan Leslie J. Rechan	Director	November 16, 2018

/s/ Carl J. Rickertsen Carl J. Rickertsen	Director	November 16, 2018